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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

                                DECEMBER 3, 1999


E.piphany, Inc.
1900 South Norfolk Street, Suite 310
San Mateo, CA 94403

     Re:  Registration Statement on S-4

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4, which will be filed by you with the Securities and Exchange Commission (the "Commission") on December 2, 1999 (the "Registration Statement") in connection, with the registration under the Securities Act of 1933, as amended (the "Act") of the shares of your Common Stock to be issued to the stockholders of RightPoint Software, Inc., a Delaware corporation, as described in the Registration Statement (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sales and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated to be taken by you, and by us, as your counsel, prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement/prospectus constituting a part thereof, and any amendment thereto. In giving such consent, we are not acknowledging that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

                                        Sincerely,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation


                                        /s/ WILSON SONSINI GOODRICH & ROSATI